EXHIBIT 10.1 - AGREEMENT FOR PAYMENT OF TAX OBLIGATIONS


1.	Effective Date:					April 30, 1996

2.	Parties:						Landmark International Inc
							Nevada Corporation, hereinafter
Referred to as LII; and Gemini Financial Services Ltd., a Hong Kong based
Corporation, hereinafter referred to as GFS


3. Recitals:

A. LII is a Nevada Corporation, in good standing, with all fees and licenses paid for.
B. GFS is a Hong Kong corporation, in good standing, with all fees and licenses paid for.
C. LII's principal place of business is Santa Ana, Orange County, California.
D. LII, a seller of GTE services, incurred debt in the form of unpaid employee withholding taxes, employer payroll taxes and other associated payroll tax that are now due and payable to the U.S. Government and the State of California. In addition, LII incurred debt to accounting services and debt to a subsidiary for additional unpaid payroll taxes.
E. Due to the nature of the tax and other obligations, LII cannot convert the presently due tax and other obligations to common stock.
F. GFS has agreed to negotiate with and purchase the claims of all of the taxing authorities and other debtors as part of LII's restructuring in exchange for the compensation set forth below, and LII and GFS desire to set forth their respective duties and responsibilities herein.

NOW, THEREFORE in consideration of the mutual covenants and promises of the parties hereto, the parties agree as follows:

1. The Recitals set forth above are incorporated herein by this reference.

2. LII shall transfer to GFS three hundred and eighty thousand (380,000) shares of Reg. S common stock LII to be liquidated by GFS to satisfy the claims of any and all Federal, State and County and/or Municipal taxing authority that has a claim against LII and/or any of LII's officers or directors for and such tax incurred by LII, including any tax obligations assumed by LII from any of its predecessors in interest. In addition, GFS shall satisfy the claims of LII's external accountants.

3. GFS shall not enter into any payment agreement with any taxing authority without first obtaining the approval of the Board of Directors of LII and approval shall not be unreasonably withheld.

4. GFS shall provide LII with a full accounting of the liquidation of Reg. S. stock, the payments made to each taxing authority and the balance remaining to be paid on each claim on a quarterly basis, or more often as requested by LII.

5. To the extent that GFS is able to negotiate discounts with the taxing authorities and it is not necessary to liquidate the full number of shares to fully satisfy the claims of the taxing authorities and obtain complete releases for LII and any and all of its current and past officers and/or directors who may have individual liability for such tax, GFS shall be entitled to retain the balance of the stock as compensation for its efforts.

6. This Agreement shall be governed by the laws of the State of California and any action to enforce the terms of this Agreement shall be brought in the Superior Court. The prevailing party or parties in any such litigation shall be entitled to a reasonable sum for its attorney's fees as determined by the court in such litigation, together with the costs of the suit. In the event that any party incurs any expenses in enforcing any of the provisions of this Agreement, whether in or out of court, the other party agrees to pay such expenses including reasonable attorney's fee.

7. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. GFS cannot assign its rights or responsibilities under this Agreement without the approval of LII, which approval may be withheld by LII for any reason or for no reason at all.

8. This Agreement shall constitute the entire agreement among the parties to this Agreement with respect to the subject matter set forth above, and supercedes all prior agreements or understandings, written or oral, of all of the parties. Any modifications or alteration of this agreement shall be in writing and shall not be enforceable unless and until it is executed by both parties to this Agreement. Failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions, nor in any way affect the validity of this Agreement or any party thereto or any right of any party thereafter to enforce each and every provision of this Agreement. No waiver of any breach of this Agreement shall be held to be a waiver of any other subsequent breach.


IN WITNESS WHEREOF, the parties executed this Agreement on the date set forth above.


LANDMARK INTERNATIONAL INC.		GEMINI FINANCIAL SERVICES LTD.






_________________________________		_______________________________
By:						By:
Its:						Its: